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                                                                    Exhibit 10.1

                                SUPPLY AGREEMENT
                                ----------------

         SUPPLY AGREEMENT ("Agreement"), dated as of November 1, 1999, by and between ARTWORK AND BEYOND, INC., a Delaware corporation, with a principal place of business located at 761 Coates Avenue, Holbrook, New York 11741 (the "Corporation"), and ROSS GALLERIES, INC., a New York corporation, with a principal place of business located at 761 Coates Avenue, Holbrook, New York ("Ross").

                                    RECITALS
                                    --------

         The purpose of this agreement is to set out the terms on which the Corporation will purchase prints of works of art, framed and unframed, including lithographs, serigraphs, artagraphs and photographs ("Art"), exclusively from Ross, and Ross will supply such Art to the Corporation exclusively for sale on the Internet.

1. TERM

         This Agreement shall commence as of November 1, 1999 and shall continue for a period of seven years. Thereafter, this Agreement is terminable on180 days' written notice of termination being delivered by either party. If not so terminated, then this Agreement shall continue until terminated by either party on 180 days' written notice.

2. SUPPLY COMMITMENT

         Ross will supply the Corporation's requirements for Art, and the Corporation shall purchase all of the Corporation's requirements for Art from Ross; provided, however, that the Corporation may purchase Art from a party other than Ross (i) if such Art is not available through Ross or (ii) if the same quality of Art offered by Ross is available from a third party at a lower price. During the term of this Agreement, Ross shall not sell Art through the Internet nor shall Ross supply framed Art to any party (other than the Corporation) for sale directly or indirectly through the Internet. Ross shall cooperate with the Corporation to develop an inventory management system under which the Corporation will be able to determine Ross' inventory of Art available for purchase by the Corporation's customers.

3. PRICE

         A schedule of agreed prices of the Art is attached as Schedule I to this Agreement. These prices can be varied by Ross upon ten days' written notice to the Corporation. From time to time, Ross will deliver to the Corporation a written supplement to Schedule I setting forth a list of additional available works of Art and their prices and deleting works of Art that are no longer available.
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4. PAYMENT

         A schedule of agreed payment terms is attached as Schedule II to this Agreement. These terms can only be varied by written agreement between the parties. The Corporation shall ensure that Ross receives payment on or before the relevant due date specified in Schedule II.

5. CHANGE IN CIRCUMSTANCES

         Both parties will consult with each other in the event of any significant change in circumstances in their businesses affecting this Agreement.

6. DELIVERY

         Ross will use its best efforts to supply all orders "On Time and In Full". Unless otherwise agreed between the Corporation and Ross, Ross shall deliver all Art directly to the Corporation's customers f.o.b. Ross' warehouse in accordance with the Corporation's instructions. The Corporation and Ross will amend this Agreement to add the manner of shipment and payment terms for shipping Art to the Corporation's customers.

7. CONFIDENTIALITY

         Each party will take all proper steps to keep confidential all Confidential Information (as defined in this Section 7) of the other which is disclosed to or obtained by it pursuant to or as a result of this Agreement, and will not divulge the same to any third party and will allow access to the same to only such staff as may be involved in carrying out this agreement and then on the basis that they will respect such Confidential Information, except to the extent that any such Confidential Information becomes public through no fault of that party. The parties acknowledge that Ross shall have the right to use Confidential Information obtained from the Corporation to satisfy Ross' obligations to the Corporation under this Agreement. Upon termination of this Agreement each party will return to the other any written data (without retaining copies thereof) provided for the purposes of this Agreement. Notwithstanding the termination or expiration of this Agreement for whatever reason the obligations and restriction in this clause shall be valid for a period of five years from the date of signature hereof. "Confidential Information" means all information disclosed by one party to the other in writing or otherwise, provided that each such item of information would appear to a reasonable person to be confidential or either contains or bears thereon, in either case a prominent position, or is accompanied by a written statement that the same is confidentia1 or proprietary.

8. FORCE MAJEURE

         If either party is prevented from carrying out any of its obligations under this Agreement by circumstances beyond its control (such circumstances hereinafter being referred to as "Force Majeure") then for so long as such Force Majeure continue neither party shall be liable to the other for a failure to perform such obligations as a result of Force Majeure; provided, however, that each party shall as soon as reasonably practicable on becoming aware of circumstances constituting Force Majeure notify the other of the nature of the Force Majeure and its likely duration. In the case of force majeure affecting
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Ross, the Corporation may, if it so elects, employ another company, business or person to perform any obligations so affected by Force Majeure until such Force Majeure terminates and Ross is again able to satisfy its obligations under this Agreement.

9. MISCELLANEOUS.

            9.1 Notices. All notices, requests and demands to or upon the respective parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand or sent by certified or registered United States mail, return receipt requested, addressed to the parties at their respective addresses set forth herein or to such other address as a party shall designate by notice to the other parties in the manner provided herein for giving notice.

            9.2 Further Assurances. The parties hereto shall at any time make, execute and deliver any and all such further and other agreements, documents, and instruments as may be reasonably required for the purposes of giving full force and effect to this Agreement and to the provisions hereof.

            9.3 Entire Agreement: Amendments. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters contained herein and supersedes all prior agreements of the parties, whether written or oral. The provisions of this Agreement may from time to time be amended, supplemented or otherwise modified or waived only by a written agreement signed by all of the parties hereto.

            9.4. Governing Law. This Agreement and the rights, and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

            9.5 Gender. Words of the masculine gender used in this Agreement mean and include correlative words of the feminine and neuter genders and words imparting the singular number mean and include the plural number and vice versa.

            9.6. Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provisions of this Agreement. The failure of a party to insist upon strict adherence to any terms of this Agreement on one or more occasions shall not be considered a waiver of, or deprive that party of the right thereafter to insist upon strict adherence to, that term or any other term of this Agreement. Any waiver must be in writing.
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            9.7 Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

            9.8 Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

            9.9 Headings. Any headings preceding the text of the several sections hereof shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto on the day and year first above written.

                                                ARTWORK AND BEYOND, INC.


                                                By: /s/ Howard Blum
                                                    --------------------------
                                                    Name:  Howard Blum
                                                    Title: President

                                                By: /s/ Jay Camina
                                                    --------------------------
                                                    Name:  Jay Camina
                                                    Title: Vice President


                                                ROSS GALLERIES, INC.


                                                By: /s/ Jay Camina
                                                    --------------------------
                                                    Name:  Jay Camina
                                                    Title: President